SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

     |_|  Preliminary Proxy Statement      |_|  Confidential, for Use of the
     |_|  Definitive Proxy Statement            Commission Only (as permitted by
                                                 Rule 14a-6(e)(2))

     |_|  Definitive Additional Materials

     |X|  Soliciting Material Pursuant to Section 14a-12

                               HEXCEL CORPORATION
                ________________________________________________
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.
     |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which transaction applies: _____________________________________________________
          (2)  Aggregate number of securities to which transaction applies: ________________________________________________________

          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  _____________________________________
          (4)  Proposed maximum aggregate value of transaction: ____________________________________________________________________
          (5)  Total fee paid:  ____________________________________________________________________________________________________

     |_|  Fee paid previously with preliminary materials:  _________________________________________________________________________
     |_|  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount previously paid: _____________________________________________________________________________________________
          (2)  Form, Schedule or Registration Statement No.:  ______________________________________________________________________
          (3)  Filing Party: _______________________________________________________________________________________________________
          (4)  Date Filed: _________________________________________________________________________________________________________

                As filed with the Commission on February 26, 2003

Slide 1

Strengthening Hexcel's Capital Structure

o On December 18, Hexcel signed agreements to issue convertible preferred stock for $125 million of cash

o        Securities will be 2 series of convertible preferred stock
         - Convertible into 49.8 million common shares & votes on "as converted" basis.
         -   Series A will accrue 6% dividend after 3 years.
         -   Series B has no dividend.
         -   1/22/10 Redemption Date

o        Securities being purchased by:
         -   Affiliates of Berkshire Partners LLC & Greenbriar Equity Group LLC.
         -   Affiliates of Goldman Sachs

Slide 2

Strengthening Hexcel's Capital Structure

o        Proceeds will be used to reduce debt:
         - Redemption of 7% Convertible Subordinated Notes due in August 2003 ($46.9M)
         -   Reduce senior bank debt

o Company to refinance remaining outstanding senior bank debt with some combination of revolver, term loans and notes with a term of four years or more

o Transactions are subject to senior debt refinancing, the approval of Hexcel's stockholders and customary closing conditions.

Hexcel Corporation (the "Company") and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction among the Company, Berkshire Partners LLC and Greenbriar Equity Group LLC and the proposed transaction among the Company and affiliates of Goldman Sachs Group, Inc. (together, the "Transactions"). The participants in such solicitation may include the Company's executive officers and directors. Information concerning such participants is contained in the Company's definitive proxy statement filed with the Securities and Exchange Commission on February 14, 2003 on Schedule 14A (the "Proxy Statement") in connection with such solicitation.

These presentation materials are not a proxy statement. In connection with the solicitation, on February 14, 2003 a copy of the Proxy Statement and a proxy card were mailed to the Company's stockholders of record as of the close of business on February 12, 2003. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders of the Company may obtain, free of charge, copies of the Proxy Statement and other documents filed by the Company with the Securities and Exchange Commission on the Securities and Exchange Commission's website (http://www.sec.gov) or by request by contacting Investor Relations Department, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, 16th Floor, Stamford, Connecticut 06901-3238.